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                                                                     Exhibit 3.2

                               AMENDED BYLAWS OF

                             IDENTIX INCORPORATED


                                    OFFICES
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     1.  Registered Office.  The registered office of the corporation shall be
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in the City of Dover, County of Kent, State of Delaware.

     2.  Other Offices.  The corporation may also have offices at such other
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places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                 STOCKHOLDERS
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     3.  Annual Meeting.  Unless the board of directors or the President of the
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corporation selects a different time or date, the annual meeting of stockholders shall be held at 2:00 p.m. on the last Thursday of the fourth calendar month following the end of the corporation's fiscal year. The annual meeting shall be for the purpose of electing a board of directors and transacting such other business as may properly be brought before the meeting.

     4.  Special Meeting.  Special meetings of stockholders may be called at any
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time by the board of directors, the Chairman of the Board or the President of the corporation.

     5.  Place.  Meetings of stockholders shall be held at the principal
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executive office of the corporation or at any other place, within or without
California, which is designated by the board of directors or the President.

     6.  Notice.
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         (a)  Annual and Special Meetings.  A written notice of each meeting of
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stockholders shall be given not more than 60 days and, except as provided below, not less than ten days before the meeting to each stockholder entitled to vote at the meeting. The

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notice shall state the place, date and hour of the meeting and, if directors are to be elected at the meeting, the names of the nominees intended to be presented by management for election. The notice shall also state (i) in the case of an annual meeting, those matters which the board of directors intends to present for action by the stockholders, and (ii) in the case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted. Notice shall be delivered personally, by mail or other means addressed to the stockholder at the address of such stockholder appearing on the books of the corporation, the address given by the stockholder to the corporation for the purpose of notice or as otherwise provided by law.

          (b) Adjourned Meetings.  Notice of an adjourned meeting need not be
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given if (i) the meeting is adjourned for 30 days or less, (ii) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken and (iii) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

     7.   Record Date.  The board of directors may fix in advance a record date
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for the determination of the stockholders entitled to notice of any meeting, to vote, to receive any dividend or other distribution or allotment of rights or to exercise any rights. The record date shall be not more than 60 nor less than ten days prior to the date of the meeting nor more than 60 days prior to such other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, the close of business on the business day next preceding the day on which the meeting is held. Except as otherwise provided by law, when a record date is fixed, as provided herein, only stockholders on the record date are entitled to notice and to vote, to receive the dividend, distribution or allotment of rights or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation occurring after the record date. Except as otherwise provided by law, the corporation shall be entitled to treat the holder of record of any shares as the holder in fact of such shares and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have express or other notice of such claim or interest. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date

     8.   Quorum.  The holders of a majority of the stock issued and outstanding
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and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such

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quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     9.   Required Vote.  When a quorum is present at any meeting, except with
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respect to the election of directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     10.  Proxies and Voting.  At any meeting of the  stockholders, every
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stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     11.  Notice of Stockholder Business.  At an annual or special meeting of
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the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, or
(c) properly brought before an annual meeting by a stockholder and if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders, properly brought before the special meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal offices of the corporation no later than (i) in the case of an annual meeting, ninety (90) days before the anticipated date of the next annual meeting, under the assumption that the next annual meeting will occur on the same calendar day as the day of the most recent annual meeting, and (ii) in the case of a special meeting, ten (10) days prior to date of such meeting. A stockholder's notice to the Secretary shall set

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forth as to each matter the stockholder proposes to bring before the annual or special meeting (1) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (2) the name and address, as they appear on the corporation's books, of the stockholder proposing such business,
(3) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 11. The chairman of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 11, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     12.  Lost Stock Certificates.  The corporation may cause a new stock
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certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed. The corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed or to give the corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.


                              BOARD OF DIRECTORS
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     13.  Number.  The number of directors who shall constitute the whole board
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not be less than five nor more than 10.  The exact number of directors shall be determined from time to time by resolution of the board of directors.

     14.  Powers.  The business of the corporation shall be managed by or under
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the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

     15.  Election.  Except as provided in Section 16, the directors shall be
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elected at the annual meeting of the stockholders by a plurality vote.  Each director elected shall hold office until his or her successor is elected and qualified. Directors need not be

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stockholders.

     16.  Term of Office and Vacancies.  Vacancies and newly created
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directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director; whenever the holders of any class or classes of stock or series thereof are entitled, pursuant to the certificate of incorporation, to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series then in office, or by a sole remaining director so elected. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     17.  Removal.  Unless otherwise restricted by the certificate of
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incorporation, bylaws or statute, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

     18.  Resignation.  Any director may resign by giving notice to the board of
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directors, the Chairman of the Board, the President or the Secretary.  The
resignation of a director shall be effective when given unless the director specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

     19.  Compensation.  Unless otherwise restricted by the certificate of
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incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     20.  Committees.  The board of directors may, by resolution passed by a
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majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board many designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

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     Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no committee shall have the power or authority of the board of directors in reference to:

          (a) amending the certificate of incorporation (except to the extent provided in resolutions of the board of directors and permitted by the General Corporation Law of the State of Delaware);

          (b) adopting an agreement of merger or consolidation;

          (c) recommending to the stockholders the sale, lease or exchange of allor substantially all of the corporation's property and assets; or

          (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

          Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     21.  Time and Place of Meetings and Telephone Meetings.  Unless the board
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of directors determines otherwise, the board shall hold a regular meeting during each quarter of the corporation's fiscal year. One such meeting shall take place immediately following the annual meeting of stockholders. All meetings of directors shall be held at the principal executive office of the corporation or at such other place, within or without the State of Delaware, as shall be designated in the notice of the meeting or in a resolution of the board of directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment, provided that all members participating in the meeting can hear each other.

     22.  Call.  Meetings of the board of directors, whether regular or special,
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may be called by the Chairman of the Board, the President, the Secretary, any
Vice President or any two directors.

     23.  Notice.  Regular meetings of the board of directors may be held
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without

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notice if the time of such meetings has been fixed by the board and publicized among all directors. Special meetings shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph, and regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice must specify the purpose of any regular or special meeting. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken, but if a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the directors who were not present at the time of the adjournment.

     24.  Meeting Without Regular Call and Notice.  The transactions of any
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meeting of the board of directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice. For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.

     25.  Action Without Meeting.  Any action required or permitted to be taken
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by the board of directors may be taken without a meeting, if all of the members of the board individually or collectively consent in writing to such action.

     26.  Quorum and Required Vote.  At all meetings of the board a majority of
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the total number of authorized directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     27.  Committee Meetings.  The principles set forth in Sections 21 through
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26 of these bylaws shall apply to committees of the board of directors and to actions taken by such committees.

                                   OFFICERS

     28.  Titles and Relation to board of directors.  The officers of the
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corporation

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shall include a Chairman of the Board or a President or both, a Secretary and a
Treasurer. The board of directors may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person. All officers shall perform their duties and exercise their powers subject to the direction of the board of directors.

     29.  Election, Term of Office and Vacancies.  At its regular meeting after
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each annual meeting of stockholders, the board of directors shall choose the officers of the corporation. The board may choose additional officers or fill vacant offices at any other time. No officer must be a member of the board of directors except the Chairman of the Board. The officers shall hold office until their successors are chosen, except that the board of directors may remove any officer at any time.

     30.  Resignation.  Any officer may resign at any time upon notice to the
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corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. The resignation of an officer shall be effective when given unless the officer specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

     31.  Chairman of the Board; President.  If the board of directors elects a
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Chairman of the Board, such officer shall preside over all meetings of the board of directors and of stockholders. If there be no Chairman of the Board, the President shall perform such duties. The board of directors shall designate either the Chairman of the Board or the President as the chief executive officer and may prescribe the duties and powers of the chief executive officer. If there is no Chairman of the Board, the President shall be the chief executive officer.

     32.  Secretary.  Unless otherwise determined by the board of directors or
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the chief executive officer, the Secretary shall have the following powers and duties:

          (a) Record of Corporate Proceedings.  The Secretary shall attend all
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meetings of stockholders and the board of directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept at the principal executive office of the corporation or at such other place as the board may determine. The Secretary shall keep at the corporation's principal executive office, if in California, or at its principal business office in California if the principal executive office is not in California, the original or a copy of these bylaws, as amended.

          (b) Record of Shares.  Unless a transfer agent is appointed by the
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board

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of directors to keep a share register, the Secretary shall keep a share register at the principal executive office of the corporation showing the names of the stockholders and their addresses, the number and class of shares held by each, the number and date of certificates issued and the number and date of cancellation of each certificate surrendered for cancellation.

          (c)  Notices.  The Secretary shall give such notices as may be
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required by law or these bylaws.

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     33.  Treasurer.  Unless the board of directors designates another chief
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financial officer, the Treasurer shall be the chief financial officer of the corporation. Unless otherwise determined by the board of directors or the chief executive officer, the Treasurer shall have custody of the corporate funds and securities, shall keep adequate and correct accounts of the corporation's properties and business transactions, shall disburse such funds of the corporation as may be ordered by the board or the chief executive officer (taking proper vouchers for such disbursements), and shall render to the chief executive officer and the board, at regular meetings of the board or whenever the board may require, an account of all transactions and the financial condition of the corporation.

     34.  Other Officers.  The other officers of the corporation, if any, shall
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exercise such powers and perform such duties as the board of directors or the chief executive officer shall prescribe.

     35.  Salaries.  The board of directors shall fix the salary of the chief
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executive officer and may fix the salaries of other employees of the corporation, including the other officers. If the board does not fix the salaries of the other officers, the chief executive officer shall fix such salaries.

                                 AMENDMENT OF
                                    BYLAWS

     36. Bylaws may be adopted, amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the board of directors.

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